                                                                  Exhibit 12(a)
                                                                  -------------
                                                                  Page 1 of 3
                                                                  -----------


                            BANKAMERICA CORPORATION
                       Ratio of Earnings to Fixed Charges

                                                                      Six Months
                                           Ended June 30                  Year Ended December 31
                                         ------------------   -----------------------------------------------
(dollar amounts in millions)               1994      1993      1993      1992      1991      1990      1989
                                         --------   -------   -------   -------   -------   -------   -------

EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense (other
   than interest on deposits)             $  676    $  587    $1,215    $1,126    $  743    $  912    $  932
 Interest factor in rent expense              53        56       112        95        82        85        93
 Other                                         2         1         2         1         1         1         1
                                          ------    ------    ------    ------    ------    ------    ------
                                          $  731    $  644    $1,329    $1,222    $  826    $  998    $1,026
                                          ======    ======    ======    ======    ======    ======    ======


Earnings:
 Income from operations                   $1,038    $  972    $1,954    $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                     754       734     1,474     1,190       749       284       245
 Fixed charges                               731       644     1,329     1,222       826       998     1,026
 Other                                       (35)      (12)      (39)      (14)      (15)      (16)      (25)
                                          ------    ------    ------    ------    ------    ------    ------
                                          $2,488    $2,338    $4,718    $3,890    $2,684    $2,381    $2,349
                                          ======    ======    ======    ======    ======    ======    ======


Ratio of earnings to fixed charges,
 excluding interest on deposits             3.40      3.63      3.55      3.18      3.25      2.39      2.29

INCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense                         $2,126    $2,111    $4,186    $4,895    $5,388    $6,097    $5,536
 Interest factor in rent expense              53        56       112        95        82        85        93
 Other                                         2         1         2         1         1         1         1
                                          ------    ------    ------    ------    ------    ------    ------
                                          $2,181    $2,168    $4,300    $4,991    $5,471    $6,183    $5,630
                                          ======    ======    ======    ======    ======    ======    ======


Earnings:
 Income from operations                   $1,038    $  972    $1,954    $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                     754       734     1,474     1,190       749       284       245
 Fixed charges                             2,181     2,168     4,300     4,991     5,471     6,183     5,630
 Other                                       (35)      (12)      (39)      (14)      (15)      (16)      (25)
                                          ------    ------    ------    ------    ------    ------    ------
                                          $3,938    $3,862    $7,689    $7,659    $7,329    $7,566    $6,953
                                          ======    ======    ======    ======    ======    ======    ======

Ratio of earnings to fixed charges,
 including interest on deposits             1.81      1.78      1.79      1.53      1.34      1.22      1.23

                                                                  Exhibit 12(a)
                                                                  -------------
                                                                  Page 2 of 3
                                                                  -----------

                            BANKAMERICA CORPORATION
           Ratio of Earnings to Fixed Charges and Preferred Dividends


                                                                         Six Months
                                              Ended June 30                  Year Ended December 31
                                            ------------------   -----------------------------------------------
(dollar amounts in millions)                  1994      1993      1993      1992      1991      1990      1989
                                            --------   -------   -------   -------   -------   -------   -------

EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
 Interest expense (other
   than interest on deposits)                $  676    $  587     1,215    $1,126    $  743    $  912    $  932
 Interest factor in rent expense                 53        56       112        95        82        85        93
 Preferred dividend requirements/a/             209       211       423       304       102        58        66
 Other                                            2         1         2         1         1         1         1
                                             ------    ------    ------    ------    ------    ------    ------
                                             $  940    $  855    $1,752    $1,526    $  928    $1,056    $1,092
                                             ======    ======    ======    ======    ======    ======    ======


Earnings:
 Income from operations                      $1,038    $  972    $1,954    $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                        754       734     1,474     1,190       749       284       245
 Fixed charges, excluding preferred
   dividend requirements                        731       644     1,329     1,222       826       998     1,026
 Other                                          (35)      (12)      (39)      (14)      (15)      (16)      (25)
                                             ------    ------    ------    ------    ------    ------    ------
                                             $2,488    $2,338    $4,718    $3,890    $2,684    $2,381    $2,349
                                             ======    ======    ======    ======    ======    ======    ======


Ratio of earnings to fixed charges
 and preferred dividends, excluding
 interest on deposits                          2.65      2.73      2.69      2.55      2.89      2.25      2.15

INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
 Interest expense                            $2,126    $2,111    $4,186    $4,895     5,388    $6,097    $5,536
 Interest factor in rent expense                 53        56       112        95        82        85        93
 Preferred dividend requirements/a/             209       211       423       304       102        58        66
 Other                                            2         1         2         1         1         1         1
                                             ------    ------    ------    ------    ------    ------    ------
                                             $2,390    $2,379    $4,723    $5,295    $5,573    $6,241    $5,696
                                             ======    ======    ======    ======    ======    ======    ======


Earnings:
 Income from operations                      $1,038    $  972    $1,954    $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                        754       734     1,474     1,190       749       284       245
 Fixed charges, excluding preferred
   dividend requirements                      2,181     2,168     4,300     4,991     5,471     6,183     5,630
 Other                                          (35)      (12)      (39)      (14)      (15)      (16)      (25)
                                             ------    ------    ------    ------    ------    ------    ------
                                             $3,938    $3,862    $7,689    $7,659    $7,329    $7,566    $6,953
                                             ======    ======    ======    ======    ======    ======    ======

Ratio of earnings to fixed charges,
 and preferred dividends, including
 interest on deposits                          1.65      1.62      1.63      1.45      1.32      1.21      1.22


                       SEE NOTE ON PAGE 3 OF THIS EXHIBIT

                                                                  Exhibit 12(a)
                                                                  -------------
                                                                  Page 3 of 3
                                                                  -----------


                            BANKAMERICA CORPORATION
                 Note to Ratio of Earnings to Fixed Charges and
                           Preferred Stock Dividends


/a/ Preferred dividend requirements represent pretax earnings necessary to cover preferred dividends declared of $121 million and $120 million for the six months ended June 30, 1994 and 1993, respectively, and $241 million, $169 million, $61 million, $46 million, and $54 million for the years ended December 31, 1993, 1992, 1991, 1990, and 1989, respectively.